Exhibit 99.3

Road and Highway Builders, LLC
(A Limited Liability Company)

Condensed Balance Sheets (Unaudited)

	September 30,	December 31,
Assets	2007	2006
Current Assets
Receivables:
Contracts	$5,376,930	$1,371,573
Interest	57,254	49,010
Due from related party	11,999,999	11,311,477
Inventory	448,636	-
Costs and estimated earnings in excess of billings on uncompleted contracts	553,127	104,709
Prepaid expenses	236,737	24,812
Total current assets	18,672,683	12,861,581

Property and Equipment
Land	621,546	621,546
Water rights	200,000	-
Buildings	1,184,842	1,184,842
Equipment	15,688,298	11,479,923
Furniture and fixtures	17,569	13,969
	17,712,255	13,300,280
Less accumulated depreciation	6,718,867	5,588,570
	10,993,388	7,711,710
	$29,666,071	$20,573,291

Liabilities and Members' Equity
Current Liabilities
Excess of outstanding checks over bank balance	$1,756,332	$723,670
Current maturities of long-term debt	67,363	133,387
Accounts payable	5,886,127	1,506,486
Billings in excess of costs and estimated earnings on uncompleted contracts	3,034,652	12,027,108
Accrued expenses	665,975	73,828
Total current liabilities	11,410,449	14,464,479

Long-Term Debt, less current maturities	100,913	150,603

Commitments and Contingency

Members' Equity	18,154,709	5,958,209
	$29,666,071	$20,573,291

See Notes to Condensed Financial Statements.

Road and Highway Builders, LLC
(A Limited Liability Company)

Condensed Statements of Income (Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2007	2006	2007	2006

Earned contract revenues	$28,583,357	$14,594,400	$64,919,898	29,588,474
Cost of earned contract revenues	18,695,453	12,845,108	44,114,876	24,798,254
Gross profit	9,887,904	1,749,292	20,805,022	4,790,220
Percent of revenues	34.6%	12.0%	32.0%	16.2%
General and administrative expenses	122,555	127,058	399,348	357,349
Operating income	9,765,349	1,622,234	20,405,674	4,432,871

Other income (expense):
Interest income	168,260	147,177	470,926	334,284
Interest expense	(3,438)	(2,735)	(70,286)	(48,750)
Miscellaneous	86,055	19,441	90,186	535,257
Net income	$10,016,226	$1,786,117	$20,896,500	$5,253,662

See Notes to Condensed Financial Statements.

Road and Highway Builders, LLC
(A Limited Liability Company)

Condensed Statements of Members' Equity (Unaudited)

Nine Months Ended
September 30, 2006

Balance at January 1, 2006	$4,139,607
Distributions	(2,400,000)
Net income	5,253,662
Balance at September 30, 2006	$6,993,269

Nine Months Ended September 30, 2007
Balance at January 1, 2007	$5,958,209
Distributions	(8,700,000)
Net income	20,896,500
Balance at September 30, 2007	$18,154,709

See Notes to Condensed Financial Statements.

Road and Highway Builders, LLC
(A Limited Liability Company)

Condensed Statements of Cash Flows (Unaudited)

	Nine Months Ended September 30,
	2007	2006
Cash Flows From Operating Activities
Net income	$20,896,500	$5,253,662
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	1,130,296	1,107,005
Change in assets and liabilities:
(Increase) in receivables	(4,013,601)	(3,990,155)
(Increase) in inventory	(448,636)	-
(Increase) decrease in costs and estimated earnings in excess of billings on uncompleted contracts	(448,418)	169,602
(Increase) in prepaid expenses	(211,925)	(283,737)
Increase in checks issued in excess of bank balance	1,032,662	540,275
Increase in accounts payable	4,329,060	2,584,349
Increase (decrease) in billings in excess of costs and estimated earnings on uncompleted contracts	(8,992,456)	3,770,135
Increase in accrued expenses	592,147	173,382
Net cash provided by operating activities	13,865,629	9,324,518

Cash Flows From Investing Activities
Principal (advances) on due from related party, net	(688,522)	(4,127,058)
Purchase of property and equipment	(4,361,393)	(2,562,544)
Net cash used in investing activities	(5,049,915)	(6,689,602)

Cash Flows From Financing Activities
Principal payments on long-term debt	(115,714)	(234,916)
Cash distributions to members	(8,700,000)	(2,400,000)
Net cash used in financing activities	(8,815,714)	(2,634,916)
Net increase in cash	-	-

Cash
Beginning	-	-
Ending	$-	$-

Supplemental Disclosure of Cash Flow Information
Cash paid for interest	$70,286	$48,750

Supplemental Disclosure of Noncash Investing and Financing Activities
Property and equipment acquired with accounts payable	$50,581	$-

See Notes to Condensed Financial Statements.

Road and Highway Builders, LLC
(A Limited Liability Company)

Notes to Condensed Financial Statements (Unaudited)

Note 1.          Basis of Presentation and Significant Accounting Policies

The accompanying condensed balance sheet as of December 31, 2006 has been derived from audited financial statements. The unaudited interim condensed financial statements of Road and Highway Builders, LLC reflect all adjustments consisting only of normal recurring adjustments that are, in the opinion of management, necessary for a fair presentation of the Company’s financial position and results of operations and cash flows. The results for the three and nine months ended September 30, 2007 are not necessarily indicative of the results that may be expected for a full fiscal year. Certain information and note disclosures normally included in annual financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted pursuant to the rules and regulations of the Securities and Exchange Commission, although the Company believes that the disclosures made are adequate to make the information not misleading. These condensed financial statements should be read in conjunction with the Company’s audited financial statements and notes thereto as of and for the year ended December 31, 2006.  Significant changes to the Company’s accounting policies and newly adopted standards are disclosed below.

Inventory: Inventories are stated at the lower of cost or market and consist of extracted raw materials.

Property and equipment:  Property and equipment is stated at cost.  Depreciation is computed over the following estimated useful lives of the assets:

Years
Buildings	39.5
Water rights	30
Equipment, furniture and fixtures	5 – 7

Income taxes: The Company is organized as a limited liability company under Nevada law. Under this type of organization, the Company is treated as a partnership for federal and state income tax purposes with earnings or losses passing through to the members and being taxed at the member level. Accordingly, no income tax provision is reflected in the statements of income.

The Company files income tax returns in the U.S. federal jurisdiction and (when required) various state jurisdictions. Tax regulations within each jurisdiction are subject to the interpretation of the related tax laws and regulations and require significant judgment to apply. With few exceptions, the Company is no longer subject to the U.S. federal, state or local income tax examinations by tax authorities for the years before 2004.

The provisions of Financial Accounting Standards Board Interpretation 48, Accounting for Uncertainty in Income Taxes (FIN 48), were effective on January 1, 2007. The Company recognized no financial statement impact on the adoption of Interpretation 48 as it maintains that its tax status as a pass through entity is proper.

Road and Highway Builders, LLC
(A Limited Liability Company)

Notes to Condensed Financial Statements (Unaudited)

Note 2.          Contracts

Contract receivables consist of the following:

	September 30,	December 31,
	2007	2006
Current	$4,905,147	$261,541
Retainage	471,783	1,110,032
	$5,376,930	$1,371,573

Note 3.           Costs and Estimated Earnings on Uncompleted Contracts

	September 30,	December 31,
	2007	2006
Total amount of contracts in process	$217,955,833	$109,484,576
Costs incurred on uncompleted contracts	$70,514,177	$42,738,698
Estimated earnings	17,312,771	3,280,000
	87,826,948	46,018,698
Less billings to date	90,308,473	57,941,097
	$(2,481,525)	$(11,922,399)
Included in the accompanying balance sheets under the following captions:

	September 30,	December 31,
	2007	2006
Costs and estimated earnings in excess of billings on uncompleted contracts	$553,127	$104,709
Billings in excess of costs and estimated earnings on uncompleted contracts	(3,034,652)	(12,027,108)
	$(2,481,525)	$(11,922,399)

Road and Highway Builders, LLC
(A Limited Liability Company)

Notes to Condensed Financial Statements (Unaudited)

Note 3.          Costs and Estimated Earnings on Uncompleted Contracts (continued)

The Company operates primarily as a general road construction contractor in the state of Nevada.  The work is performed under construction contracts acquired by bid primarily from the Nevada Department of Transportation.  The recognition of earnings based upon estimates of percent complete on a contract by contract basis is a particularly sensitive estimate that is subject to significant change in the near term.  During 2007, earnings were recognized on various contracts which were disproportionate to the percent of work completed during the period due to negotiated and completed change orders, cost and expense efficiencies, lower than expected materials costs, minimal rework and favorable weather working conditions gained after preliminary bidding and contract work.  Cumulative profits recognized as of December 31, 2006 and 2005, respectively, were approximately $7,700,000 and $2,700,000 lower than it would have been had the actual performance of these contracts, including all final adjustments, been known as of December 31, 2006 and 2005, respectively.  Net income was higher for the three and nine months ended September 30, 2007 by approximately $2,900,000 and $7,700,000, respectively.  Net income was higher for the three and nine months ended September 30, 2006 by approximately $200,000 and $2,700,000, respectively.

Note 4.          Related Party Transactions

The amount due from related party (Fisher Sand & Gravel Co.) is due on demand with interest accruing at a variable interest rate, currently 5.32%.  Total interest income recognized on this note was $452,646 and $323,592 for the nine months ended September 30, 2007 and 2006, respectively.  $57,254 of accrued interest receivable is due from Fisher at September 30, 2007.

Fisher charges a management fee for administrative services to the Company.  Total fees were $45,000 for the nine months ended September 30, 2007 and 2006, respectively.

In addition, Fisher works as a subcontractor on certain construction projects. There were no amounts incurred to Fisher on subcontracts for the nine months ended September 30, 2007 and $374,850 for the nine months ended September 30, 2006. At September 30, 2007, $148,708 was included in accounts payable to Fisher.

Note 5.          Backlog

Following is a reconciliation of the backlog of signed contracts on which work had commenced:

Balance of signed but unperformed work at December 31, 2006	$63,465,878
New contracts and change orders during the nine months ended September 30, 2007	131,582,905
195,048,783
Less contract revenue earned during the nine months ended September 30, 2007	64,919,898
Balance, September 30, 2007	$130,128,885

Road and Highway Builders, LLC
(A Limited Liability Company)

Notes to Condensed Financial Statements (Unaudited)

Note 6.          Contingency

The Company obtains surety bonding through a joint program with Fisher Sand and Gravel Co. (Fisher). The maximum bonding capacity in this program is $670,000,000.  The Company and Fisher have jointly guaranteed all outstanding bonds.  The Company could be compelled to honor construction contracts in the event of nonperformance by Fisher Sand & Gravel on the contracts.  The Company retains the right to recourse against Fisher Sand & Gravel in the event the guarantee is called.  As of September 30, 2007, there were no material claims pending against the surety of these performance bonds.  No liability has been recognized for this guarantee.

Note 7.          Subsequent Events

In October 2007, the Company made $6,000,000 in distributions to its members. On October 31, 2007, the members sold 91.67% of their members interests for 53,000,000 to Sterling Construction Company, Inc.